         =============================================================

                            STOCK PURCHASE AGREEMENT

                                 by and between

                                  Revlon, Inc.

                                       and

                        MacAndrews & Forbes Holdings Inc.

                             Dated February 17, 2006

         =============================================================

                                TABLE OF CONTENTS

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   4.5   NO CONFLICTS..............................................................................................

                                       i

                          STOCK PURCHASE AGREEMENT
                          ------------------------

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made this 17th day of February, 2006 by and between Revlon, Inc., a Delaware corporation (the
"COMPANY"), and MacAndrews & Forbes Holdings Inc., a Delaware corporation
("M&F").

                              W I T N E S S E T H:

         WHEREAS, in connection with, and as part of, the transactions contemplated by the 2004 Investment Agreement, the Company will effect a rights offering with aggregate proceeds, together with the proceeds from the private placement of Class A Common Stock contemplated in this Agreement, equal to the
Aggregate Offering Amount (the "RIGHTS OFFERING"), by distributing to each holder of record of Class A Common Stock and Class B Common Stock (together, the
"COMMON STOCK"), at no charge, one transferable right (the "RIGHTS"), for each share of Common Stock held by such holder as of 5:00 p.m. New York City time on
February 13, 2006 (the "RIGHTS OFFERING RECORD DATE"), to purchase shares
("RIGHTS SHARES") of Class A Common Stock;

         WHEREAS, each holder of a Right will be entitled to purchase 0.1057 of a Rights Share per Right (the "BASIC SUBSCRIPTION PRIVILEGE") at $2.80 per
Rights Share (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the "SUBSCRIPTION PRICE");

         WHEREAS, each holder of Rights who exercises in full its Basic
Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Rights Shares at the Subscription Price (the "OVER-SUBSCRIPTION
PRIVILEGE"), to the extent that other holders of Rights (except for M&F and its affiliates (the "Investor"), which agrees, as set forth herein, not to exercise its Basic Subscription Privilege and its Over-subscription Privilege) do not exercise all of their Basic Subscription Privileges;

         WHEREAS, in order to facilitate the Rights Offering, the Investor is willing, as set forth herein, to agree not to exercise its Over-subscription
Privilege, which will maximize the Over-subscription Privilege of the other holders of Class A Common Stock, and to purchase, upon consummation of the
Rights Offering and at the Subscription Price, such number of shares of Class A
Common Stock as is sufficient to ensure that the aggregate proceeds from the
Rights Offering and the Investor's purchase of Rights Shares hereunder equals the Aggregate Offering Amount; and

         WHEREAS, the Board of Directors of the Company (the "BOARD OF
DIRECTORS"), has determined that the Rights Offering, this Agreement and the transactions contemplated hereby are advisable and in the best interests of the
Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following terms will have the meaning set forth below:

         "AFFILIATE" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings,
"controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "AGGREGATE OFFERING AMOUNT" means $110 million.

         "AGREEMENT" has the meaning assigned to it in the Preamble.

         "BASIC SUBSCRIPTION PRIVILEGE" has the meaning assigned to it in the
Preamble.

         "BOARD OF DIRECTORS" has the meaning assigned to it in the Preamble.

         "CLASS A COMMON STOCK" means the Company's Class A Common Stock, par value $0.01 per share.

         "CLASS B COMMON STOCK" means the Company's Class B Common Stock, par value $0.01 per share.

         "COMMON STOCK" has the meaning assigned to it in the Preamble.

         "COMPANY" has the meaning assigned to it in the Preamble.

         "DOL" means the U.S. Department of Labor.

         "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

         "FIDELITY" means Fidelity Management & Research Co.

         "INDEPENDENT PRICING COMMITTEE" means a committee of the Board of
Directors composed solely of independent directors within the meaning of Section
303A.02 of the NYSE Listed Company Manual and the Board's Guidelines for
Assessing Director Independence formed by the Board of Directors to review, evaluate and approve, or, at its election, to recommend to the Board of
Directors, the terms, timing and other related matters of the Rights Offering, including the Subscription Price.

         "INVESTOR" has the meaning assigned to it in the Preamble.

         "M&F" has the meaning assigned to it in the Preamble.

         "NYSE" means the New York Stock Exchange.

         "OVER-SUBSCRIPTION PRIVILEGE" has the meaning assigned to it in the
Preamble.

         "PERSON" includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

         "REGISTRATION STATEMENT" has the meaning assigned to it in Section
2.4(a) hereof.

         "RIGHTS" has the meaning assigned to it in the Preamble.

         "RIGHTS OFFERING" has the meaning assigned to it in the Preamble.

         "RIGHTS OFFERING RECORD DATE" has the meaning assigned to it in the
Preamble.

         "RIGHTS SHARES" has the meaning assigned to it in the Preamble.

         "SUBSCRIPTION PRICE" has the meaning assigned to it in the Preamble.

         "2004 INVESTMENT AGREEMENT" means the Investment Agreement dated
February 20, 2004 by and between the Company and M&F, as amended.

         "2004 LINE OF CREDIT AGREEMENT" means the 2004 Senior Unsecured Line of
Credit Agreement, dated as of July 9, 2004, as amended, among Revlon Consumer
Products Corporation (a wholly-owned subsidiary of the Company), as borrower, and MacAndrews & Forbes Inc. (a wholly-owned subsidiary of M&F), as lender.

         Section 2. The Rights Offering.
                    -------------------

                 2.1 Basic Subscription Privilege . The Investor agrees, upon the consummation of the Rights Offering and at the Subscription Price, to
acquire the number of shares of Class A Common Stock as equals the number of
Rights Shares that the Investor would otherwise have been entitled to purchase in the Rights Offering, and agrees not to exercise or sell the Basic
Subscription Privilege in the Rights Offering but rather will allow it to expire. The Investor's obligation to purchase the shares of Class A Common Stock pursuant to this Section 2.1 is conditioned upon the consummation of the Rights
Offering in accordance with its terms.

                 2.2 Subordination of Over-subscription Privilege. M&F (on
behalf of itself and each Investor) agrees to subordinate and not exercise or sell the Over-subscription Privilege to which the Investor would otherwise be entitled in the Rights Offering but rather will allow it to expire.

                 2.3 Back-stop. At the closing of the Rights Offering, pursuant to the terms and subject to the conditions of this Agreement and the Rights
Offering as set forth in the Registration Statement, the Investor shall, on the same terms and Subscription Price as the Rights Offering, purchase such number of shares of Class A Common Stock as is sufficient to ensure that the aggregate proceeds from the Rights Offering, the Investor's purchase pursuant to Section
2.1 hereof and the Investor's purchase pursuant to this Section 2.3 equals the
Aggregate Offering Amount. The Investor's obligation to purchase the shares of Class A Common Stock pursuant to this Section 2.3 is conditioned upon the consummation of the Rights Offering in accordance with its terms.

                 2.4 The Rights Offering.
                     -------------------

                     (a) As promptly as practicable after the date of this
          Agreement, the Company will prepare a prospectus supplement to its currently effective registration statement (including each amendment and supplement thereto, the "REGISTRATION STATEMENT") on Form S-3, covering the issuance of the Rights and the Rights Shares. The Company will not permit any securities other than the Rights and the Rights
          Shares to be included in the prospectus supplement. The prospectus supplement will be provided to the Investor and its counsel prior to its dissemination to the distributees of the Rights. The Registration
          Statement will comply in all material respects with the provisions of applicable federal securities laws. The Company promptly will correct any information provided by it for use in the Registration Statement if, and to the extent, that such information becomes false or misleading in any material respect, and the Company will take all steps necessary to cause the prospectus supplement, as so corrected to be disseminated to the distributees of the Rights as and to the extent required by applicable federal securities laws. The Investor and its counsel will be given a reasonable opportunity to review and comment upon the prospectus supplement, in each instance before it is so used.

                     (b) Promptly following the date hereof, the Company will
          commence the Rights Offering. In the Rights Offering, the Company will distribute, at no charge, one Right to each holder of record of Common
          Stock for each share of Common Stock held by such holder as of the
          Rights Offering Record Date. In accordance with the terms of the
          Rights Offering, each such Right shall be transferable. The Rights will entitle the holder to purchase, at the election of the holder thereof, 0.1057 of a Rights Share at the Subscription Price; provided that, no fractional Rights Shares will be issued and the Subscription
          Price multiplied by the aggregate number of Rights Shares offered shall not exceed the Aggregate Offering Amount. The Rights Offering will remain open for at least thirty (30) days.

                     (c) Each holder of Rights who exercises in full its Basic
          Subscription Privilege will be entitled to subscribe for additional
          Rights Shares at the Subscription Price to the extent that other holders of Rights (except for the Investor which, pursuant to Sections
          2.1 and 2.2 hereof, has agreed not to exercise its Basic Subscription
          Privilege and its Over-subscription Privilege) elect not to exercise all of their Rights in the Basic Subscription Privilege. If the number of Rights Shares remaining after the exercise of all Basic
          Subscription Privileges (except by the Investor) is not sufficient to satisfy all requests for Rights Shares under the Over-subscription
          Privileges, the Rights holders who exercised their Over-subscription
          Privileges will be allocated such remaining Rights Shares in proportion to the number of Rights Shares they have purchased through the Basic Subscription Privilege.

                     (d) If the pro rata allocation exceeds the number of Rights
          Shares requested in the Over-subscription Privilege, then each Rights holder only will receive the number of Rights Shares requested, and the remaining Rights Shares from such Rights holder's pro rata allocation will be divided among other Rights holders exercising their
          Over-subscription Privilege. If the pro rata allocation is less than the number of Rights Shares requested in the Over-subscription
          Privilege, then the excess funds paid by that Rights holder as the
          Subscription Price for the Rights Shares not issued will be returned to such Rights holder without interest or deduction.

                     (e) The closing of the purchase of the Rights Shares to be purchased in the Rights Offering and the shares of Class A Common
          Stock to be purchased by the Investor hereunder will occur at the time, for the Subscription Price, in the manner, and on the terms and conditions of the Rights Offering as will be set forth in the
          Registration Statement.

                     (f) The Company will pay all of its expenses associated
          with the Registration Statement and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with clearing the Rights Shares for sale under applicable state securities laws and listing fees.

     Section 3. Representations and Warranties of the Investor. M&F (on behalf of itself and each Investor) represents and warrants to the Company as of the date hereof as follows:

             3.1 Organization. M&F and each Investor (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all corporate power and authority to consummate the transactions contemplated by this Agreement.

             3.2 Due Authorization. M&F has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this
Agreement.

             3.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by M&F and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

             3.4 No Conflicts. The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereunder will not (a) conflict with or result in any breach of any provision of M&F's certificate of incorporation

or by-laws, (b) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which M&F is a party or by which any of M&F's properties or assets are bound
(other than the consent of Fidelity pursuant to the Stockholders Agreement which consent has been obtained), or (c) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations)
applicable to M&F or by which any of M&F's properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay M&F's ability to consummate the transactions contemplated by this Agreement.

             3.5 Investment Representations and Warranties.
                 -----------------------------------------

                 (a) The shares of Class A Common Stock being acquired by such
          Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities laws.

                 (b) Such Investor is an "accredited investor" within the
          meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended.

     Section 4. Representations and Warranties of the Company. The Company
represents and warrants to the Investor as of the date hereof as follows:

             4.1 Organization. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to either prevent or materially delay its ability to perform its obligations hereunder, and (c) has all corporate power and authority to carry on its business as it now is being conducted and to consummate the transactions contemplated by this Agreement, including the issuance of the Class A Common Stock.

             4.2 Due Authorization. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, including the issuance of the Class A Common Stock and to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Class A Common Stock.

             4.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

             4.4 Consents. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE or the need to obtain an exemption, if required, from the DOL (which may be obtained on a retroactive basis) with respect to the issuance of the Rights or otherwise, to its best knowledge, neither the execution, delivery or performance of this Agreement, including the issuance of the Class A Common Stock, by it, nor the consummation by it of its obligations and the transactions contemplated by this Agreement, including the issuance of the Class A Common Stock requires any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other
Person (other than the consent of Fidelity pursuant to the Stockholders
Agreement which consent has been obtained).

             4.5 No Conflicts. The execution, delivery and performance of this
Agreement, including the issuance of the Class A Common Stock and the consummation of the transactions contemplated hereunder will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (b) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE or the need to obtain an exemption, if required, from the DOL (which may be obtained on a retroactive basis) with respect to the issuance of the Rights or otherwise, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound (other than the consent of Fidelity pursuant to the Stockholders Agreement which consent has been obtained), or (c) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE or the need to obtain an exemption, if required, from the DOL (which may be obtained on a retroactive basis) with respect to the issuance of the Rights or otherwise, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement, including the issuance of the Class A Common Stock.

             4.6 Due Issuance and Authorization of Capital Stock. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of any or all of the stockholders of the Company. The shares of
Class A Common Stock to be issued and delivered to the Investor pursuant to the terms hereof will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable, and will not be subject to preemptive rights or other similar rights of any or all stockholders of the Company and will not impose personal liability upon the Investor thereof.

     Section 5. Additional Covenants. The Company and the Investor hereby agree to do the following:

             5.1 Listing Obligation. So long as the Company has Class A Common
Stock listed on the NYSE or any other stock exchange, the Company will take all reasonable steps necessary, and pay all reasonable fees required, to list, prior to consummating the Rights Offering, all of the shares of Class A Common Stock acquired by the Investor hereunder and the Rights Shares on the NYSE or such other stock exchanges on which the Class A Common Stock then is listed.
Following the initial listing of such shares, the Company, consistent with the
Board of Directors' fiduciary duties, will use its commercially reasonable best efforts to maintain the listing of such shares whenever the Class A Common Stock is listed on any such exchange.

             5.2 Cooperation with the Rights Offering and Related Matters. M&F will, and will cause its Affiliates to, cooperate with the Company and use its commercially reasonable efforts and take, or cause to be taken, all commercially reasonable actions in order to facilitate the successful consummation of the
Rights Offering. In particular, the Company is undertaking the Rights Offering in reliance on the Investor's commitment under Sections 2.1 and 2.3 hereof to provide the Company with funds up to the Aggregate Offering Amount as contemplated by this Agreement and the 2004 Investment Agreement, including, without limitation, Sections 2.1 and 2.3 hereof. The Company will cooperate with the Investor and use its commercially reasonable efforts and take all commercially reasonable actions in order to facilitate the successful consummation of the Rights Offering. Prior to the commencement of the Rights
Offering, to facilitate the Company's intention to issue an additional $75 million of equity by June 30, 2006, the Company and the Investor shall execute an amendment to the 2004 Investment Agreement to extend M&F's back-stop of a further $75 million equity issuance by the Company from March 31, 2006 until
June 30, 2006 and an amendment to the 2004 Line of Credit Agreement to extend
Revlon Consumer Products Corporation's existing $87 million line of credit under such agreement until the consummation of the $75 million equity issuance.

             5.3 Legends. The Investor agrees with the Company that the certificates evidencing the shares of Class A Common Stock to be purchased by the Investor hereunder will bear the following legends:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS
THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH

SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS
EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

"PLEASE BE ADVISED THAT THESE SHARES ARE HELD BY AN "AFFILIATE" FOR PURPOSES OF
RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEREFORE,
ANY PROSPECTIVE TRANSFEREE OF THE SHARES EVIDENCED BY THE CERTIFICATE SHOULD
OBTAIN THE NECESSARY OPINION OF COUNSEL PRIOR TO ACQUIRING THESE SHARES."

             5.4 Registration Rights. The Company and the Investor acknowledge that the purchase of shares of Class A Common Stock by the Investor hereunder will result in the issuance to the Investor of "Registrable Securities" as defined in that certain Registration Rights Agreement dated as of March 5, 1996, as amended.

             5.5 Further Assurances. From time to time after the date of this
Agreement, the parties hereto shall execute, acknowledge and deliver to the other parties such other instruments, documents, and certificates and will take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement and the 2004
Investment Agreement.

     Section 6. Miscellaneous.

             6.1 Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee, sent via electronic mail or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally, telecopied, or sent via electronic mail, or, if mailed, five (5) days after the date of mailing, as follows:

                           (i) if to the Investor, to:

                           MacAndrews & Forbes Holdings Inc.
                           35 East 62nd Street
                           New York, NY 10021
                           Attention: General Counsel
                           Facsimile: 212-572-5056

                           (ii) if to the Company, to:

                           Revlon, Inc.
                           237 Park Avenue
                           New York, NY 10017
                           Attention: General Counsel
                           Facsimile: 212-527-5693
                           Email:  robert.kretzman@revlon.com

             6.2 Survival of Representations and Warranties, etc. All
representations and warranties made in, pursuant to or in connection with this
Agreement will survive the execution and delivery of this Agreement indefinitely, notwithstanding any investigation at any time made by or on behalf of any party hereto; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of any party hereto required to be made pursuant to the terms of this Agreement or required to be made in connection with or in contemplation of the transactions contemplated by this
Agreement will constitute representations and warranties by such party pursuant to this Agreement.

             6.3 Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and, except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties. This Agreement, or the
Investor's obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Investor to any Affiliate of the Investor over which the Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, any such assignee assumes the obligations of the Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the
Investor. Notwithstanding the foregoing, no such assignment shall relieve the
Investor of its obligations hereunder if such assignee fails to perform such obligations. Notwithstanding the provisions of this Section 6.3, the Investor may satisfy its obligations under Sections 2.1, 2.2, or 2.3 hereof by causing an
Affiliate of the Investor to satisfy its obligations under such Sections.

             6.4 Entire Agreement. This Agreement, the 2004 Line of Credit
Agreement and the 2004 Investment Agreement contain the entire agreement by and between the Company and the Investor with respect to the transactions contemplated by this Agreement, the 2004 Line of Credit Agreement and the 2004
Investment Agreement and supersede all prior agreements and representations, written or oral, with respect thereto.

             6.5 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this
Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this
Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

             6.6 Governing Law; Jurisdiction; Venue; Process. THIS AGREEMENT
WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK WITHOUT REGARD TO ANY

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CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE
APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Any legal or equitable action or proceeding arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement will be brought only in the courts of the State of New York, in the County and City of New York or of the United
States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby irrevocably waives any objection which it may now or hereafter have to laying of jurisdiction or venue of any actions or proceedings arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement brought in the courts referred to above and hereby further irrevocably waive and agree, not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. Each of the parties further agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT
TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             6.7 Counterparts. This Agreement may be executed in two or more counterparts, which may be by facsimile, each of which will be deemed an original but all of which together will constitute one and the same instrument.
All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

             6.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

             6.9 No Third Party Beneficiaries. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                            [Execution Page Follows]

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  REVLON, INC.

                                  By:   /s/ Robert K. Kretzman
                                        ----------------------------------------
                                        Name:   Robert K. Kretzman
                                        Title:  Executive Vice President,
                                                General Counsel and Secretary

                                  MACANDREWS & FORBES HOLDINGS INC.

                                  By:   /s/ Todd J. Slotkin
                                        ----------------------------------------
                                        Name:   Todd J. Slotkin
                                        Title:  Executive Vice President and
                                                Chief Financial Officer

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